SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 27, 2009

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

56 Jackson Street
Holyoke, MA 01040
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(413) 533-9300
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Kristina L. Trauger, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 27, 2009 (the “Closing Date”), we completed a private offering (the “Offering”) of an aggregate subscription amount of $3,173,000 through the issuance of investment units to certain accredited investors (collectively, the “Investors,” and individually, the “Investor”).  Each investment unit had a purchase price of $50,000 and consisted of (i) a three year convertible debenture (the “Debentures”) in the amount of sixty five thousand dollars ($65,000) convertible into shares of our common stock at a conversion price of $.40 per share, (ii) five year Series A warrants to purchase 100% of the common stock underlying the Debenture at an exercise price of $.40 per share (the “Series A Warrants”), and (iii) five year Series B warrants to purchase 100% of the common stock underlying the Debenture at an exercise price of $0.60 per share (the “Series B Warrants”) (collectively, the “Warrants”).

Copies of the Debenture, Series A Warrant and Series B Warrant are attached hereto as Exhibits 10.1, 10.2, and 10.3 to this current report and are hereby incorporated by reference.

The face value amount of $65,000 of the Debentures is inclusive of all accrued interest through the Maturity Date at a rate of ten percent (10%) per annum

The Debentures have “full ratchet” anti-dilution protection for issuance of our common stock, or securities exercisable for or convertible into our common stock, at an issuance price, exercise price or conversion price of less than $0.40 per share. The Warrants have “full ratchet” anti-dilution protection for issuances of our common stock, or securities exercisable for or convertible into our common stock, at an issuance price, exercise price or conversion price of less than the exercise price per share of the Warrants.

We will register 100% of our common stock underlying the Debentures and Warrants in the Offering on a Form S-1 (or any other applicable form exclusively for this offering) (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within sixty (60) days after the Closing Date and have it declared effective within 120 days (150 days in the event of a full review by the SEC) after the Closing Date (the “Required Effective Date”).

If the Registration Statement is not filed by the Required Filing Date or declared effective by the Required Effective Date, we shall pay to each Investor a cash payment equal to 1.0% of the aggregate amount invested by such Investor in the offering for every 30-day period, or portion thereof.  The total cash payments for not meeting the Required Filing Date and/or Required Effective Date shall not exceed 9% of the purchase price of the Offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information pertaining to the sale of the investment units in Item 1.01 is incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the sale of the investment units in Item 1.01 is incorporated herein by reference in its entirety.

We issued these investment units in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended.  These investors who purchased the securities made the representations that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the Investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

 Item 9.01Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Convertible Debenture

10.2	Form of the Series A Warrant

10.3	Form of the Series B Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.
Date: September 2, 2009	By:	/s/ Francis McCarthy
Name: Francis McCarthy
Title: President and Chief Executive Officer